UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): October 8, 2009 (September 30, 2009)

PZENA INVESTMENT MANAGEMENT, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33761	20-8999751
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

120 West 45th Street, New York, New York	10036
(Address of Principal Executive Offices)	Zip Code

Registrant’s Telephone Number, Including Area Code:   (212) 355-1600

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act.

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

ITEM 5.02	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(e) Amendment to Executive Employment Agreement

On October 8, 2009, Pzena Investment Management, Inc. and Pzena Investment Management, LLC (together, the “Employer”) entered into an amendment to the Amended and Restated Executive Employment Agreement dated October 30, 2007 (the “Agreement”), with A. Rama Krishna, its former President, International (the “Amended Agreement”). Under the terms of the Amended Agreement, Mr. Krishna’s non-compete period with the Employer will terminate on December 31, 2009.  All other terms of the Agreement remain in full force and effect, including but not limited to a three-year non-solicitation provision and a three-year restriction on selling Class B shares.

ITEM 8.01.	OTHER EVENTS.

On October 8, 2009, Pzena Investment Management, Inc. issued a press release in which it reported its preliminary assets under management as of September 30, 2009.   A copy of the press release is attached to this Form 8-K.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

99.1	Press release, dated October 8, 2009, of Pzena Investment Management, Inc. reporting preliminary assets under management as of September 30, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	October 8, 2009

PZENA INVESTMENT MANAGEMENT, INC.

		By:	/s/ Gregory S. Martin
			Name:	Gregory S. Martin
			Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Document
99.1	Press release, dated October 8, 2009, of Pzena Investment Management, Inc. reporting preliminary assets under management as of September 30, 2009.